Exhibit 32

CERTIFICATION

     The undersigned, the Principal Executive Officer and Principal Financial Officer of Bed Bath & Beyond Inc. (the “Company”), hereby certify, to the best of their knowledge and belief, that the Form 10-Q of the Company for the quarterly period ended August 30, 2003, (the “Periodic Report”) accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes – Oxley Act and is not intended to be used for any other purposes.

Date: October 10, 2003	/s/ Steven H. Temares

Steven H. Temares President and Chief Executive Officer
/s/ Eugene A. Castagna

Eugene A. Castagna Vice President – Finance and Assistant Treasurer

A signed original of this written statement required by Section 906 has been provided to Bed Bath & Beyond Inc. and will be retained by Bed Bath & Beyond Inc. and furnished to the Securities and Exchange Commission or its staff upon request.